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                                                             EXHIBIT NUMBER 10.3

                         EMPLOYEE STOCK PURCHASE PLAN
                  As Amended and Restated as of April 15, 1998

Section 1.    Establishment of the Plan

        The Stanford Telecommunications, Inc. Employee Stock Purchase Plan (the "Plan") is established to provide Eligible Employees with an opportunity to purchase common stock of STANFORD TELECOMMUNICATIONS, INC. (the "Company") so that they may increase their proprietary interests in the success of the Company. The Plan, which provides for the purchase of stock through regular payroll withholding, is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended.

Section 2.    Definitions

        (a) "Board of Directors" means the Board of Directors of Stanford Telecommunications, Inc., a Delaware corporation. "Directors" means members of the Board of Directors.

        (b) "Committee" means any committee appointed to administer the Plan, as provided in Section 3.

        (c) "Compensation" means the total compensation received by a Participant from the Company during a Participation Period, including bonuses and commissions, but excluding special payments (such as moving expenses) and income with respect to stock options or other stock purchases.

        (d)  "Date of Grant" means the first day of a Participation Period.

        (e) "Eligible Employee" means any regular employee of a Participating Company whose date of hire was at least three (3) months prior to the commencement of a Participation Period and who is customarily employed for more than twenty (20) hours per week and who is an active employee at the commencement of a Participation Period.

        (f) "Executive Officer" shall mean any person who is an "officer" of the Company within the meaning of Rule 16a-1(f) as promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (g) "Fair Market Value" of a share of Stock means (i) if the Stock is traded on NASDAQ, the average of the NASDAQ closing bid and asked prices on the applicable date, (ii) if the Stock is traded on the NASDAQ National Market, the last price on the applicable date, or (iii) if the Stock is traded on a national exchange, the closing price on the applicable date. In the event the Stock is not traded on the date as of which the Fair Market Value is to be determined, Fair Market Value shall be determined as of the next preceding date on which the Stock is traded. "Open Fair Market Value" means the Fair Market Value on the next preceding date on which Stock is traded.

        (h) "Participant" means an Eligible Employee who elects to participate in the Plan, as provided in Section 5 hereof.

        (i) "Participating Company" means the Company and such present or future Subsidiaries of the Company as the Board of Directors shall from time to time designate.

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          (j)  "Participation Period" means a period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to Section 5(b).

          (k) "Plan Account" means the account established for each Participant pursuant to Section 5(d).

          (l) "Purchase Price" means the price at which Participants may purchase stock under Section 5 of the Plan, as determined pursuant to Section 5(c).

          (m)  "Stock" means the common stock of the Company, $.01 par value.

          (n) "Subsidiary" means a subsidiary corporation as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended.

Section 3.    Administration

        The Plan shall be administered by the Board of Directors. The interpretation and construction by the Board of Directors of any provisions of the Plan or of any right to purchase Stock granted under it shall be conclusive and binding on all persons. No Director shall be liable for any action, omission or determination taken, omitted or made under or in connection with the Plan in good faith.

        The Board of Directors may delegate administration of the Plan to a Committee consisting of not less than three (3) members of the Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine.

Section 4.    Number of Shares To Be Offered and To Be Purchased

        The maximum aggregate number of shares which shall be offered under the Plan shall be seven hundred thousand (700,000) shares of Stock, subject to adjustment as provided in Section 8 hereof. In the event that the aggregate number of shares which all Participants elect to purchase during a Participation Period shall exceed the number of shares remaining available for issuance under the Plan, then the number of shares to which each Participant shall become entitled shall be determined by multiplying the number of shares available for issuance by a fraction the numerator of which is the sum of the number of shares the Participant has elected to purchase pursuant to Section 5 and denominator of which is the sum of the number of shares which all employees have elected to purchase pursuant to Section 5.

Section 5.    Eligibility and Participation Purchase of Shares

          (a) Eligibility and Participation. Any person who qualifies as an Eligible Employee on the Date of Grant with respect to a Participation Period may elect to participate in the Plan for such Participation Period. An Eligible employee may elect to participate by executing the enrollment form prescribed for such purpose by the Committee. The enrollment form shall be filed with the Committee no later than the first day of the Participation Period. The Eligible Employee shall designate on the enrollment form the percentage of his or her Compensation which he or she elects to have withheld for the purchase of Stock, which may be any whole percentage from one percent (1%) to ten percent (10%) of the Participant's Compensation.

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     By enrolling in the Plan, a Participant shall be deemed to have elected to purchase the maximum number of whole shares of Stock which can be purchased with the amount of the Participant's Compensation which is withheld during the Participation Period; provided, however, that with respect to any Participation Period, no Participant may purchase more than two hundred fifty (250) shares of Stock or shares of Stock in excess of the amounts set forth in Section 9.

     Once enrolled, a Participant will continue to participate in the Plan for each succeeding Participation Period until he or she terminates participation or ceases to qualify as an Eligible Employee. If a Participant desires to change the rate of payroll withholding, he or she may do so effective for the next Participation Period by filing a new enrollment form with the Committee at any time prior to the first day of the Participation Period for which such change is to be effective.

     (b) Participation Periods. The Plan shall be implemented by one or more Participation Periods of three months duration. The Board of Directors may determine the commencement dates of each Participation Period, provided that no Participation Period shall have a commencement date after March 1, 2002.

     (c) Purchase Price. The Purchase Price for each share of Stock is to be purchased pursuant to this Section 5 shall be the lesser of (i) eighty-five percent (85%) of the Opening Fair Market Value of such share on the Date of Grant in the Participation Period, or (ii) eighty-five percent (85%) of the Fair Market Value of such share on the last trading day during the Participation Period.

     (d) Contributions. The Purchase Price for each share of Stock to be purchased pursuant to this Section 5 will be payable by each Participant by means of payroll deduction. Payroll deductions for the amount of Compensation designated by the Participant to Section 5(a) shall commence with the first paycheck issued during the Participation Period and shall be deducted from each subsequent paycheck throughout the Participation Period. The amount deducted from each paycheck shall be the amount determined pursuant to Section 5(a) as of the beginning of the Participation Period and no adjustments will be made for any changes in salary or status during the Participation Period.

     (e) Purchase of Shares. The Company will maintain a Plan Account on its books in the name of each Participant. At the close of each pay period, the amount deducted from the Participant's Compensation will be credited to the Participant's Plan Account. As of the last day of each Participation Period, the amount then in the Participant's Plan Account will be divided by the Purchase Price and the amount in the Participant's Plan account shall be used to purchase the number of whole shares which result. Share certificates representing the number of shares of Stock so purchased shall be issued and delivered to the Participant as soon as reasonably practicable after the close of the Participation Period. Any surplus in a Participant's Plan Account attributable to fractional share interests will be carried over to the next Participation Period. Any amount remaining in the Participant's Plan Account caused by anything other than a surplus due to fractional shares shall be refunded to the Participant in cash.

     (f) Resales by Persons Subject to Section 16 of Exchange Act. All shares of Stock purchased under the Plan by persons subject to Section 16 of the Exchange Act (including Executive Officers and Directors) must be held, and may not be sold, given away or otherwise transferred, for a period of at least six
(6) months following the date on which the purchase price for such shares is determined pursuant to Section (5) hereof.

     (g) Compliance with Section 16 of Exchange Act. With respect to persons subject to Section 16 of the Exchange Act (including Executive Officers and Directors), transactions under this Plan are


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intended to comply with all applicable conditions of Rule 16b-3 (or its successors) as promulgated under the Exchange Act. To the extent any provision of the Plan or action by the Board of Directors or Committee pursuant to the Plan fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors.

Notwithstanding the foregoing, each person subject to Section 16 of the Exchange Act shall be responsible for his or her compliance with Section 16, including compliance with Rule 16b-3, and the Company shall have no obligation or liability for failure to so comply.

        (h) Withdrawal. A Participant may elect to withdraw from participation under the Plan at any time up to the last day of a Participation Period by filing the prescribed form with the Committee. At the time of withdrawal, the amount credited to the Participant's Plan Account will be refunded in cash, without interest. Any Executive Officer or Director who is a Participant but who withdraws from participation shall not be eligible to become a Participant again for a period of six (6) months following such withdrawal.

Section 6.    Effect of Termination of Employment

        Termination of employment for any reason including without limitation, death, disability or retirement, shall be treated as an automatic withdrawal pursuant to Section 5(h). A transfer from the Company to a Subsidiary, from one Subsidiary to another, or from a Subsidiary to the Company shall not be treated as a termination of employment.

Section 7.    Rights Not Transferable

        The rights or interest of any Participant in the Plan, in any right granted under the Plan, or in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or by any other manner otherwise than by will or the applicable laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. If the Participant shall in any manner attempt to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by will, such act shall be treated as an automatic withdrawal under Section 5(h).

Section 8.    Recapitalization, Etc.

        The aggregate number of shares of Stock offered under the Plan and the number and price of shares which any Participant has elected to purchase pursuant to Section 5 shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt of consideration by the Company. In the event of a dissolution or liquidation of the Company, or a merger or consolidation to which the Company is a constituent corporation, this plan shall terminate, unless the plan of merger, consolidation or reorganization provides otherwise, and all amounts then remaining in each Participant's Plan Account shall be refunded, without interest.

Section 9.    Limitation on Stock Ownership.

        Notwithstanding any provision herein to the contrary no Participant shall be permitted to elect to participate in the Plan with respect to a Participation Plan (i) if such Participant, as of the Date of Grant for such Participation Period, would own stock possessing five percent (5%) or more of the total combined

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voting power or value classes of Stock of the Company or any parent or
Subsidiary of the Company, or (ii) if under the terms of the Plan the rights of the employee to purchase Stock under this and all other qualified employee stock purchase plans of the Company or its Subsidiaries would accrue at a rate that exceeds $25,000 of Fair Market Value of such Stock (determined at the time such right or option is granted) for each calendar year for which such right or option is outstanding at any time. For purposes of this Section 9, ownership of Stock shall be determined by the attribution rules of Section 424 (d) of the Internal Revenue Code of 1986, as amended, and Participants shall be considered to own any Stock which they have a right or option to purchase under this or any other plan.

Section 10.    Rights as an Employee

        Nothing in the Plan shall be construed to give any person the right to remain in the employ of the Company or a Subsidiary or to effect the right of the Company and its Subsidiaries to terminate the employment of any person at any time with or without cause. Except as otherwise specifically provided herein, all Eligible Employees shall have the same rights and privileges pursuant to the Plan.

Section 11.    Rights as a Stockholder

        A Participant shall have no rights as a stockholder with respect to any shares he or she may have a right to purchase under the Plan until the date of issuance of a stock certificate to such Participant for shares issued pursuant to the Plan.

Section 12.    Withholding Taxes

        Any taxes required by law to be withheld on account of this Plan shall be deducted and withheld accordingly. A Participant may become liable for taxes when he or she disposes of shares of Stock acquired under this Plan, and the Company shall not in any way be responsible for any tax liability incurred by any participant as a result of this Plan.

Section 13.    Amendment or Termination of the Plan

        The Board of Directors shall have the right to amend, modify or terminate the Plan at any time without notice, provided that no Participant's existing rights are adversely affected thereby, and provided further that, except as provided in Section 8 hereof, no increase in the aggregate number of shares to be issued under the Plan shall be effective until such increase is approved by a vote of the stockholders of the Company in the manner provided in
Section 14 hereof. Notwithstanding the foregoing, the provisions of the Plan, as they apply to Executive Officers and Directors, which state the amount and price of Stock that may be purchased or specify the timing of permitted purchases or set forth a formula that determines such amount, price and timing shall not be amended more frequently than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder. The Plan shall terminate on June 30, 2002, if it has not been earlier terminated pursuant to this Section 13.

Section 14.    Ratification of the Plan

        The Plan shall become effective as of July 1, 1992 provided that it is approved and ratified by the vote of the holders of at least a majority of the outstanding shares of Stock of the Company within twelve (12) months after the date upon which the Plan is approved by the Board of Directors. If no such shareholder approval and ratification is obtained within such period, this Plan shall be void and of no further force and effect.

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